Exhibit 99

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
(502) 580-3644
e-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana To Reduce Workforce In The Course Of 2010

LOUISVILLE, Ky. —— February 17, 2010 —— Humana Inc. (NYSE: HUM) announced today that it intends to reduce its workforce on a net basis by approximately 1,400 positions, or five percent, over the course of 2010, balancing 2,500 position reductions with 1,100 additional jobs in areas of growth such as medical-cost containment capabilities, pharmacy management, and specialty products. The reduction will come primarily from attrition, process efficiencies, outsourcing, and position eliminations.

“Today’s announcement reaffirms our commitment to positioning Humana for future growth,” said Michael B. McCallister, Humana’s president and chief executive officer. “This regrettable but necessary reduction in our workforce is a direct result of Humana’s need to align the size of our company with that of our membership. We are committed to managing this aspect of our realignment with the utmost care and sensitivity.”

All associates impacted by position eliminations will have a 60-day transition period at Humana. Human Resources will work closely with these associates to provide access to resources and information about internal opportunities and outplacement assistance. Associates who are unable to obtain another position with the company will be offered a severance package with continuation of health and other benefits.

McCallister said the workforce reduction will not impair the company’s ability to serve its 10.3 million medical members and 7.2 million specialty-benefit members. Rather, the reduction — part of an ongoing administrative-cost-saving initiative at Humana — is intended to help the company create a more efficient, agile infrastructure while also providing the resources required to invest in new growth opportunities.

The company also reaffirmed its guidance for 2010 diluted earnings per common share of $5.15 to $5.35, noting that the changes described in this news release are not anticipated to result in any adjustments to its prior earnings guidance.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of our executive officers, the words or phrases like “expects,” “anticipates,” “believes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including information set forth in the “Risk Factors” section of our SEC filings, a summary of which includes but is not limited to the following:

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Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application, could increase the company’s cost of doing business and could materially affect its business, profitability and financial condition. In addition, as a government contractor, the company is exposed to additional risks that could adversely affect its business or its willingness to participate in government health care programs.

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If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefits expenses are inadequate, Humana’s profitability may be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in payment patterns and medical cost trends.

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If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of our revenues in the Medicare business.

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If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.

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Humana is involved in various legal actions, which, if resolved unfavorably to Humana, may result in substantial monetary damages. Increased litigation and negative publicity may increase the company’s cost of doing business.

•	Any failure to manage administrative costs may hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and rebates from pharmaceutical manufacturers at current levels, the company’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations and financial condition.

•	Changes in economic conditions may adversely affect Humana’s results of operations, financial position and cash flows.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect the company’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that we are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2008;

•	Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009;

•	Form 8-Ks filed during 2009 and 2010.

About Humana

Humana Inc., headquartered in Louisville, Ky., is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 10.3 million medical members and approximately 7.2 million specialty-benefit members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Over its 49-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s Web site at http://www.humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases

•	Replays of most recent earnings release conference calls

•	Calendar of events (includes upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors)

•	Corporate Governance Information

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